TONIX PHARMACEUTICALS HOLDING CORP. 8-K

Exhibit 5.01

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

June 13, 2024

Tonix Pharmaceuticals Holding Corp.

26 Main Street
Chatham, New Jersey 07928

To the addressee set forth above:

We have acted as local Nevada counsel to Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of (i) 1,189,448 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Warrants”) to purchase up to 2,568,110 shares of Common Stock (the “Warrant Shares”), under that certain Placement Agency Agreement, dated June 12, 2024 (the “Placement Agency Agreement”), by and between the Company and Dawson James Securities, Inc., as sole placement agent, and pursuant to the Registration Statement on Form S-3 (File No. 333-266982) (as amended through the date hereof, the “Registration Statement”), including the base prospectus dated August 26, 2022, contained therein (the “Base Prospectus”), as supplemented by the prospectus supplement dated June 12, 2024 (the Base Prospectus as so supplemented, the “Prospectus”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Common Shares and the Warrant Shares are hereinafter collectively referred to as the “Shares” and the Shares and the Warrants are hereinafter collectively referred to as the “Securities”. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities as contemplated by the Transaction Documents and as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Transaction Documents and the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement and the Prospectus, (ii) the Placement Agency Agreement and the Warrants (collectively, the “Transaction Documents”); (iii) the articles of incorporation and bylaws of the Company; and (iv) such agreements, instruments, resolutions of the board of directors of the Company and committees thereof and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

www.bhfs.com

Tonix Pharmaceuticals Holding Corp.

June 13, 2024

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification: (i) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) each natural person executing any of the documents we have reviewed has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the obligations of each party set forth in the Transaction Documents are its valid and binding obligations, enforceable in accordance with their respective terms; and (vi) after any issuance of Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reservered for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.                  The Warrants have been duly authorized by the Company.

2.                  The Common Shares have been duly authorized by the Company and if, when and to the extent any Common Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents, and as described in the Registration Statement and Prospectus (including payment in full of all consideration required for such Common Shares), such Common Shares will be validly issued, fully paid and nonassessable.

3.                  The Warrant Shares have been duly authorized by the Company and if, when and to the extent any Warrant Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the relevant Transaction Documents (including due and proper exercise of the relevant Warrant(s) in accordance with such Warrant(s) and payment in full of all consideration required thereunder for such Warrant Shares), and as described in the Registration Statement and Prospectus, such Warrant Shares will be validly issued, fully paid and nonassessable.

Tonix Pharmaceuticals Holding Corp.

June 13, 2024

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the later of the date hereof and the filing date of the Prospectus Supplement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the Prospectus, and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Lowenstein Sandler LLP may rely on numbered opinion paragraph 1 of this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of the Warrants, as filed with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP